exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the 2017 Equity Incentive Plan, of our report dated June 8, 2018 relating to the consolidated financial statements of AgeX Therapeutics, Inc., which appears in Amendment No. 5 to the Registration Statement on Form 10 of AgeX Therapeutics, Inc.

/s/ OUM & CO. LLP

San Francisco, California

January 30, 2019